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                                                                 EXHIBIT 10.1(c)

                  THIRD AMENDMENT TO THE AMENDED AND RESTATED
                DATASTREAM SYSTEMS, INC. 1995 STOCK OPTION PLAN

     THIS THIRD AMENDEMENT TO THE AMENDED AND RESTATED DATASTREAM SYSTEMS, INC. 1995 STOCK OPTION PLAN (the "Third Amendment") is made effective as of the 12th day of March, 1999, by Datastream Systems, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H
                              -------------------

     WHEREAS, the Company has adopted the Amended and Restated Datastream Systems, Inc. 1995 Stock Option Plan (as Amended and Restated through May 7,
1997) (the "Plan"); and

     WHEREAS, Section 4.8 of the Plan authorizes the Board of Directors of the Company to amend the Plan without stockholder approval; and

     WHEREAS, the Board of Directors of the Company now desires to amend the Plan to redefine the class of transferees to whom non-qualified stock options may be transferred under the Plan.

     NOW, THEREFORE, the Board of Directors of the Company hereby amends the Plan as follows:

                                       I.

     Section 3.1.11 of the Plan is hereby deleted in its entirety and replaced with the following new Section 3.1.11:

     "3.1.11  Nonassignability.  Options shall not be transferable or assignable
              ----------------
     except by will or by the laws of descent and distribution. Such Options shall be exercisable, during the Participant's lifetime, only by the Participant; or in the event of the death of the Participant, by the legal representatives of the Participant's estate or if no legal representative has been appointed, by the successor in interest determined under the Participant's will. Notwithstanding the two prior sentences, however, if the applicable Stock Option Agreement so provides, a Participant may assign all or any portion of an Option granted to him that is not an incentive stock option to (i) the Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, niece or nephew, including adoptive relationships, a former spouse of the
     Participant or any person sharing the Participant's household that is not a tenant or employee of the Participant; (ii) any entity in which the persons
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     included in (i) (or the Participant) own more than 50 percent of the voting interests; (iii) trusts in which any of the persons included in (i) have more than a fifty percent beneficial interest; and (iv) foundations in which the persons in (i) (or the Participant) control the management of assets, as may be permitted under Rule 16b-3 of the Exchange Act of 1934, as in effect from time to time. In that event, the assignee will be entitled to all of the rights of the Participant with respect to the assigned portion of such Option, and such Option will continue to be subject to all the terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such assignee may not further assign the Option except by will or by the laws of descent and distribution. Any such assignment will be permitted only if made by gift, pursuant to a domestic relations order, or in exchange for an interest in an entity of which more than 50 percent of the voting interests are held by the persons included in (i). Additionally, in order for an assignment by a Participant to be effective, (i) at least 30 days prior to the date of assignment, the Participant must notify the Company in writing of the date of the assignment, the Option or portion thereof to be assigned and the name, address, telephone number and social security or employer identification number of the assignee, (ii) at the time of assignment, the Participant must execute an appropriate written agreement that the company provides to evidence the assignment and to agree to remit any applicable withholding the Company may require and (iii) at the time of assignment, the assignee pursuant to a written agreement that the Company provides must agree to be bound by the same terms and conditions that governed the Option during the period it was held by the Participant."

                                      II.

     Except as specifically amended hereby, the Plan shall continue to remain in full force and effect as before this Third Amendment, and this Third Amendment shall be effective with respect to any Options granted under the Plan, including those granted before the effective date of this Third Amendment.

     IN WITNESS WHEREOF, the Board of Directors of the Company have caused this Third Amendment to be executed in the form and as of the date set forth above.


                                                DATASTREAM SYSTEMS, INC.

                                                By:  /s/ Larry G. Blackwell
                                                    -----------------------
                                                Title:  Chairman, President and
                                                        Chief Executive Officer

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